UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 9, 2021

GRIDIRON BIONUTRIENTS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55852	36-4797193
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

6991 East Camelback Road, Suite D-300

Scottsdale, AZ 85251

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (800) 570-0438

_________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
none	not applicable	not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets

On November 9, 2021, Gridiron BioNutrients, Inc., a Nevada corporation (the “Company”), completed the acquisition (the “Acquisition”) of all of the assets, including intellectual property assets, relating to Mioxal®, a nutraceutical complex composed of essential amino acids, natural coenzymes and minerals, of ST Biosciences, Ltd., a company organized under the laws of England and Wales (“STB”). The Acquisition was completed pursuant to the terms of the Amended and Restated Asset Purchase Agreement dated November 5, 2021 (the “Asset Purchase Agreement”) described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on November 8, 2021 (the “November 8th Current Report”). As consideration for the Acquisition, the Company issued 19,831,623 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to STB, which represents approximately 70% of the Company’s outstanding shares of common stock on a fully diluted basis.

As a condition to the Acquisition, Jason Frankovich entered into a Lock-Up/Leak-Out Agreement, pursuant to which, after a lock-up period of twelve months (provided that the lock-up period shall not cover any shares of Common Stock owned by Mr. Frankovich or any of his Affiliates that are included in a current resale registration statement), Mr. Frankovich and his Affiliates (including, without limitation, STB) shall be allowed to sell in any one week, no more than the greater of (i) 5% of the total shares of the Company publicly traded on any nationally recognized medium of a stature no less than the Pink OTC Markets, Inc. over the previous 10 trading days, or (ii) 1% of the total outstanding shares of the Company as reported in the Company’s most recently filed report or registration statement with the SEC, divided by 13 weeks.

Under the terms of the Asset Purchase Agreement, the Company agreed to prepare and file a registration statement on Form S-1 within 180 days after the closing of the Acquisition registering the resale of the shares of Common Stock issued to STB.

The foregoing description of the Asset Purchase Agreement, the Acquisition and the Lock-Up/Leak-Out Agreement is qualified in its entirety by reference to the Asset Purchase Agreement filed as Exhibit 10.1 to the November 8th Current Report and the Lock-Up/Leak-Out Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

On November 9, 2021, immediately prior to the effectiveness of the Acquisition, the Company closed the third and final tranche of the Series B-1 Preferred Stock investment by Lincoln Park Capital Fund, LLC (“LPC”), issuing an additional 1,347,258 shares of its Series B-1 Preferred Stock to LPC at a price per share of $0.742245 or $1,000,000.00 in the aggregate. The transaction was executed pursuant to that certain Series B-1 Purchase Agreement between the Company and LPC (the “Series B-1 Purchase Agreement”) which was previously filed as Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on September 10, 2021 (the “September 10th Current Report”).  As a result of the Company’s transactions with LPC pursuant to the Series B-1 Purchase Agreement which have been fully consummated, the Company issued LPC an aggregate of 2,694,514 shares of Series B-1 Preferred Stock for gross proceeds to the Company of $2,000,000.00.

The issuance of shares of Common Stock to STB pursuant to the Asset Purchase Agreement and the issuance of shares of Series B-1 Preferred Stock to LPC pursuant to the Series B-1 Purchase Agreement are exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”) pursuant to the exemption for transactions by an issuer not involving any public offering under Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D of the Securities Act and in reliance on similar exemptions under applicable state laws.

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The foregoing description of the Series B-1 Purchase Agreement is qualified in its entirety by reference to the Series B-1 Purchase Agreement which is filed as Exhibit 10.2 to the September 10th Current Report and is incorporated by reference herein.

Item 5.01 Changes in Control of Registrant.

The information contained in Item 2.01 and Item 5.02 of this Form 8-K are incorporated herein by reference.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

In connection with the Acquisition and pursuant to the terms of the Asset Purchase Agreement, at the closing of the Acquisition, the Company appointed Jeffrey J. Kraws, the Chief Executive Officer of STB, as the Chief Executive Officer of the Company and as a member of the Board of Directors of the Company. After giving effect to the closing of the Acquisition, the Board of Directors consists of Mr. Kraws and Timothy S. Orr. Mr. Orr, the former Chief Executive Officer of the Company, has agreed to serve as the Interim Chief Financial Officer of the Company for a period of at least six months following the closing of the Acquisition. In addition, pursuant to the terms of the Asset Purchase Agreement, the Company has agreed to prepare and file a Schedule 14f-1 with the SEC as soon as reasonably practicable. Following the required 10-day period after the filing of the Schedule 14f-1, Jason Frankovich, the Chairman of STB, will be appointed to the Board of Directors of the Company.

Jeffrey J. Kraws (age 57). Mr Kraws has served as a member of the board of directors of Synthetic Biologics, Inc. since January of 2006, and was appointed independent, non-executive Chairman of the Board that company in May 2012. Since 2003, Mr. Kraws has served as Chief Executive Officer and co-founder of Crystal Research Associates and CRA Advisors, and since February 2012, he has served as partner and co-founder of TopHat Capital, LLC. From August 2016 through January 2021, Mr. Kraws served as the Co-President of Ra Medical Systems Inc. (NYSE: RMED), a medical device company. Mr. Kraws is a partner at Grannus Securities Pty Ltd. (an Australian based private equity fund) since November 2015. Mr. Kraws is a partner of PDK Healthcare Innovations LLC. He also consults and assists in management of private companies through his private practice. Well-known and respected on Wall Street, Mr. Kraws has received some of the most prestigious awards in the industry. Among other awards, he was given a “5-Star Rating” in 2001 by Zacks and was ranked the number one analyst among all pharmaceutical analysts for stock performance in 2001 by Starmine.com. Prior to founding Crystal Research Associates, Mr. Kraws served as co-president of The Investor Relations Group (IRG), a firm representing primarily under-followed, small-capitalization companies. Previously, Mr. Kraws served as a managing director of healthcare research for Ryan Beck & Co. and as director of research/senior pharmaceutical analyst and managing director at Gruntal & Co., LLC (prior to its merger with Ryan Beck & Company). Mr. Kraws served as managing director of the healthcare research group and senior pharmaceutical analyst at First Union Securities (formerly EVEREN Securities); as senior U.S. pharmaceutical analyst for the Swedish-Swiss conglomerate Asea Brown Boveri; and as managing director and president of the Brokerage/Investment Banking operation of ABB Aros Securities, Inc. He also served as senior pharmaceutical analyst at Nationsbanc Montgomery Securities, BT Alex Brown & Sons, and Buckingham Research. Mr. Kraws also has industry experience, having been responsible for competitive analysis within the treasury group at Bristol-Myers-Squibb Company. During 2006 through February of 2007, Mr. Kraws served as Vice President of Business Development at Synthetic Biologics, Inc., on a part-time basis. Since December 2013, Mr. Kraws serves on the board of directors of Avivagen Inc. (TSX:VIV). He holds an M.B.A. from Cornell University and a B.S. degree from State University of New York — Buffalo. Mr. Kraws brings a strong business background to us, having worked as a pharmaceutical analyst for over 22 years.

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Mr. Kraws brings to the Board significant strategic, business and financial experience related to the business and financial issues facing pharmaceutical companies. Mr. Kraws has a broad understanding of the operational, financial and strategic issues facing pharmaceutical companies. His healthcare experience, executive and leadership experience further qualify him as a member of the Board.

Mr. Kraws does not have any family relationship with any of the Company’s directors or executive officers or any persons nominated or chosen by the Company to be a director or executive officer. Other than with respect to the Acquisition, Mr. Kraws does not have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Section 404(a) of Regulation S-K. Mr. Kraws owns approximately 6.5% of the issued and outstanding ordinary shares of STB. As a result of the Acquisition, STB was issued 19,831,623 shares of Common Stock which represents approximately 70% of the Company’s outstanding shares of common stock on a fully diluted basis as of the closing of the transaction.

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired

Any financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(b)	Pro Forma Financial Information

Any pro forma financial information required by Item 9.01(b) of Form 8-K will be furnished by amendment within 71 calendar days after the date upon which this Current Report on Form 8-K must be filed.

(d)	Exhibits

Exhibit No.	Description
10.1	Lock-Up/Leak-Out Agreement, dated November 5, 2021.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gridiron BioNutrients, Inc.

Date: November 15, 2021	By:	/s/ Jeffrey J. Kraws
Jeffrey J. Kraws Chief Executive Officer

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